EXHIBIT 99.1

Pain Therapeutics Announces Third Quarter 2007 Financial Results

Company On-track to Release Remoxy Phase III Results in Q4

SAN MATEO, Calif., Nov. 1, 2007 (PRIME NEWSWIRE) -- Pain Therapeutics, Inc. (Nasdaq:PTIE) today reported financial results for the three and nine months ended September 30, 2007. Net income for the quarter ended September 30, 2007 was $3.2 million, or $0.07 per diluted share, compared to $9.7 million, or $0.21 per diluted share, in the third quarter of 2006. Net income for the nine months ended September 30, 2007 was $19.2 million, or $0.42 per diluted share, compared to $11.9 million, or $0.26 per diluted share, for the same period in 2006.

Cash, cash equivalents and marketable securities were $205.9 million at September 30, 2007. Pain Therapeutics now expects its 2007 net cash requirements to be $5.0 million or less, plus any amounts related to a previously announced stock buyback plan of up to $20.0 million. As of September 30, 2007 we had purchased $3.8 million of our common stock on the open market.

"We think our financial performance continues to create fertile grounds for success," said Remi Barbier, Pain Therapeutics' president and chief executive officer. "In Q4 2007, we plan to release top-line results of our Phase III pivotal study for Remoxy, our abuse-deterrent opioid painkiller. For now, the Remoxy study remains blinded while the last patients' data are being gathered."

Financial Highlights

 * We have a collaboration with King Pharmaceuticals, Inc. ("King") to develop Remoxy and other abuse-deterrent opioid painkillers.  King gave us an upfront cash payment of $150.0 million in December 2005.
   For accounting purposes, we plan to recognize a portion of this cash payment as "program fee revenue" each quarter through July 2011. We recognized program fee revenue of $6.6 million this quarter.

 * Collaboration revenues were $9.3 million and $32.3 million in the three and nine months ended September 30, 2007, respectively and
   $7.0 million and $22.9 million in the three and nine months ended
   September 30, 2006, respectively.

 * Research and development expenses for the third quarter of 2007 increased to $13.3 million from $10.5 million for the third quarter of 2006.  Research and development expenses for the nine months ended September 30, 2007 increased to $34.2 million from $33.5 million for the same period in 2006.  Research and development expenses included non-cash stock related compensation costs of $1.0 million in the three months ended September 30, 2007 and 2006 and
   $2.5 million and $2.8 million in the nine months ended September 30,
   2007 and 2006, respectively.

 * General and administrative expenses increased to $2.0 million from
   $1.7 million in the three months ended September 30, 2007 and 2006, respectively, and increased to $6.0 million from $5.7 million in the nine months ended September 30, 2007 and 2006, respectively.
   General and administrative expenses included non-cash stock related compensation costs of $0.6 million and $0.7 million in the three months ended September 30, 2007 and 2006, respectively, and $1.7 million and $2.0 million in the nine months ended September 30,
   2007 and 2006, respectively.

 * On March 29, 2007, we announced a stock buyback plan of up to $20.0 million of our common stock.  As of September 30, 2007 we had purchased $3.8 million of our common stock on the open market.
   The total number of shares to be purchased and the timing of purchases will be based on several factors, including the price of the common stock, general market conditions, corporate and regulatory requirements and alternate investment opportunities.
   We intend to hold repurchased shares in treasury.  This stock buyback program expires March 2008 and may be modified or
   discontinued at any time.

 * We have not provided for income taxes for the third quarter of 2007 because we do not expect to have taxable income for the full year
   2007.  Our income before income taxes in 2007 includes program fee revenue.  For tax purposes, we recognized all of the related program fee revenue in 2006, which is the primary reason for our
   expectations for no taxable income for 2007.

About Pain Therapeutics, Inc.

Pain Therapeutics is a biopharmaceutical company that develops novel drugs. We have four investigational drug candidates in clinical programs, including Remoxy, Oxytrex, PTI-202 and a novel radio-labeled monoclonal antibody to treat metastatic melanoma. We are also working on a new treatment for patients with hemophilia. The FDA has not yet evaluated the merits, safety or efficacy of our drug candidates. For more information, please visit www.paintrials.com.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Pain Therapeutics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, any statements relating to the timing, scope or expected outcome of the Company's clinical development of its drug candidates including the timing of the Company's Phase III announcement with Remoxy, the potential benefits of the Company's drug candidates, the time period for program fee revenue recognition, and the Company's expected cash requirements in 2007. Such statements are based on management's current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development and testing of the Company's drug candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates (including the risk that current and past results of clinical trials are not necessarily indicative of future results of clinical trials), the uncertainty of patent protection for the Company's intellectual property or trade secrets and unanticipated research and development and other costs. For further information regarding these and other risks related to the Company's business, investors should consult the Company's filings with the Securities and Exchange Commission.

                       PAIN THERAPEUTICS, INC.
                 CONDENSED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (Unaudited)

                             Three Months Ended     Nine Months Ended
                                September 30,          September 30,
                            --------------------  --------------------
                               2007       2006       2007       2006
                            ---------  ---------  ---------  ---------
 Revenue
   Program fee revenue      $   6,551  $   6,550  $  19,651  $  19,651
   Collaboration revenue        9,259      6,960     32,277     22,931
   Milestone revenue               --      5,000         --      5,000
                            ---------  ---------  ---------  ---------
     Total revenue             15,810     18,510     51,928     47,582
 Operating expenses
   Research and development    13,268     10,471     34,171     33,513
   General and
     administrative             2,011      1,686      5,951      5,706
                            ---------  ---------  ---------  ---------
     Total operating
       expenses                15,279     12,157     40,122     39,219
                            ---------  ---------  ---------  ---------
     Operating income             531      6,353     11,806      8,363
 Interest and other
   income, net                  2,642      2,559      7,368      7,115
                            ---------  ---------  ---------  ---------
 Income before provision
   for (benefit from)
   income taxes                 3,173      8,912     19,174     15,478
 Provision for (benefit
   from) income taxes              --       (744)        --      3,579
                            ---------  ---------  ---------  ---------
 Net income                 $   3,173  $   9,656  $  19,174  $  11,899
                            =========  =========  =========  =========

 Net income per share
     Basic                  $    0.07  $    0.22  $    0.43  $    0.27
                            =========  =========  =========  =========
     Diluted                $    0.07  $    0.21  $    0.42  $    0.26
                            =========  =========  =========  =========
 Weighted-average shares
   used in computing
   net income per share
     Basic                     44,049     44,184     44,138     44,106
                            =========  =========  =========  =========
     Diluted                   45,655     45,221     45,413     45,323
                            =========  =========  =========  =========

                         PAIN THERAPEUTICS, INC.
                        CONDENSED BALANCE SHEETS

                                            September 30,  December 31,
                                                2007          2006 (1)
                                            ------------  ------------
                                             (Unaudited)
 Assets
 Current assets
   Cash, cash equivalents and
     marketable securities                  $    205,927  $    204,400
   Other current assets                              480         2,714
                                            ------------  ------------
     Total current assets                        206,407       207,114
 Non-current assets
   Property and equipment, net                     1,549         1,267
   Other assets                                      854            75
                                            ------------  ------------
     Total assets                           $    208,810  $    208,456
                                            ============  ============
 Liabilities and stockholders' equity
 Current liabilities
   Accounts payable                         $      3,008  $        985
   Accrued development expense                     3,916         5,777
   Deferred program fee revenue -
     current portion                              26,200        26,200
   Income taxes payable                               --         2,779
   Other accrued liabilities                       1,638           913
                                            ------------  ------------
     Total current liabilities                    34,762        36,654
 Non-current liabilities
   Deferred program fee revenue -
     non-current portion                          74,237        93,887
   Other liabilities                                 763            --
                                            ------------  ------------
     Total liabilities                           109,762       130,541
                                            ------------  ------------
 Stockholders' equity
   Common stock                                       44            44
   Additional paid-in-capital                    217,910       214,749
   Accumulative other comprehensive
     income (loss)                                   354          (372)
   Accumulated deficit                          (119,260)     (136,506)
                                            ------------  ------------
     Total stockholders' equity                   99,048        77,915
                                            ------------  ------------
     Total liabilities and
       stockholders' equity                 $    208,810  $    208,456
                                            ============  ============
 (1) Derived from audited financial statements.

CONTACT:  Pain Therapeutics, Inc.
          Christi Waarich, Senior Manager of Investor Relations
          650-645-1924
          cwaarich@paintrials.com